Exhibit 1.4

Ministry of Finance Corporate and Personal Property Registries www.fin.gov.bc.ca/registries	NOTICE OF ALTERATION FORM 11 – BC COMPANY Section 257(4) Business Corporations Act

Telephone: 250 356 – 8626	Freedom of Information and Protection of Privacy Act (FIPPA)

DO NOT MAIL THIS FORM to the Corporate and Personal Property Registries unless you are instructed to do so by registry staff. The Regulation under the Business Corporations Act requires this form to be filed on the Internet at www.corporateonline.gov.bc.ca
The personal information requested on this form is made available to the public under the authority of the Business Corporations Act. Questions about how the FIPPA applies to this personal information can be directed to the Administrative Assistant of the Corporate and Personal Property Registries at 250 356-1198, PO Box 9431 Stn Prov Govt, Victoria BC V8W 9V3.

A.	INCORPORATION NUMBER OF COMPANY

BC0268409

B.	NAME OF COMPANY

Consolidated EnviroWaste Industries Inc.

C.	ALTERATIONS TO THE NOTICE OF ARTICLES

Please indicate what information on the Notice of Articles is to be altered or added

	☐ Company name	☐ Date of a Resolution or Court Order (applies to special rights or restrictions only)

☐ A translation of company name

	☐ Pre-existing Company Provisions	☑ Authorized Share Structure

D.	ALTERATION EFFECTIVE DATE – Choose one of the following:

☑ The alteration is to take effect at the time that this notice is filed with the registrar.

☐ The alteration is to take effect at 12:01 a.m. Pacific Time on _________________
being a date that is not more than ten days after the date of the filing of this notice.

☐ The alteration is to take effect at____________☐a.m. or ☐ p.m. Pacific Time on ___________________
being a date and time that is not more than ten days after the date of the filing of this notice.

E.	CHANGE OF COMPANY NAME

The company is to change its name from ____________________________________________________________

to (choose one of the following):

☐ ______________________________________________________________________. This name has been reserved for the company under name reservation number ______________________ or

☐ a name created by adding “B.C. Ltd.” after the incorporation number of the company.

F.	TRANSLATION OF COMPANY NAME

Set out every new translation of the company name, or set out any change or deletion of an existing translation of the company name to be used outside of Canada.

Additions: Set out every new translation of the company name that the company intends to use outside of Canada.

not applicable

Rev. 2004/7/27
FORM 11 – Leitch Systems Design Inc. – Approved September 3, 2004	Page 1
Adapted and reprinted with permission of the Province of British Columbia – © 2004

Changes: Change the following translation(s) of the company name:
previous translation of the company name	new translation of the company name

Deletions: Remove the following translation(s) of the company name:

G.	PRE-EXISTING COMPANY PROVISIONS (refer to Part 17 and Table 3 of the Regulation under the Business Corporations Act)

Complete this item only if the company has resolved that none of the Pre-existing Company Provisions are to apply to this company.

☐ The company has resolved that the Pre-existing Company Provisions are no longer to apply to this company.

H.	AUTHORIZED SHARE STRUCTURE

Set out the date of each resolution or court order altering special rights or restrictions attached to a class or series of shares.

YYYY / MM / DD

 Set out the new authorized share structure

Maximum number of
shares of this class or
	series of shares that the			Are there special rights or
	company is authorized to			restrictions attached to
	issue, or indicate there is	Kind of shares of this class		the shares of this class or
	no maximum number	or series of shares		series of shares?
maximum number of
Identifying name of class	shares authorized or	par value or without
or series of shares	no maximum Number	par value	type of currency	yes/no
Common	100,000,000	Without	n/a	No

I. CERTIFIED CORRECT – I have read this form and found it to be correct.

NAME OF AUTHORIZED SIGNING AUTHORITY	SIGNATURE OF AUTHORIZED SIGNING	DATE SIGNED
FOR THE COMPANY	AUTHORITY FOR THE COMPANY	YYYY/MM/DD

Doug Halward	“Doug Halward”	2005 / 03 /29

Rev. 2004/7/27
FORM 11 – Leitch Systems Design Inc. – Approved September 3, 2004	Page 2
Adapted and reprinted with permission of the Province of British Columbia – © 2004